Exhibit 3.2
                                 CERTIFICATE OF
                                AMENDMENT OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          LEUCADIA NATIONAL CORPORATION

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


     Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned hereby certifies:

     1. The name of the Corporation is Leucadia National Corporation (the "Corporation"). The name under which the Corporation was formed is Talcott National Corporation.

     2. The date the Certificate of Incorporation was filed by the Department of State was May 24, 1968.

     3. The Corporation is authorized to issue a total of 156,000,000 shares, consisting of 150,000,000 shares of Common Stock of the par value of $1 per share of Common Stock and 6,000,000 shares of Preferred Stock of the par value of $1 per share. An amendment of the Corporation's Certificate of Incorporation effected by the Certificate of Amendment to add the terms of the designations, rights and preference of Series A Non-Voting Convertible Preferred Stock par value $1 per share (the "Convertible Preferred Stock") is hereby made.


     To effect the foregoing, a new Article FIFTH of the Corporation's Certificate of Incorporation, relating to the Convertible Preferred Stock, is hereby added, and all subsequent Articles of the Corporation's Certificate of Incorporation are renumbered accordingly. Article FIFTH shall read in its entirety as follows:


     FIFTH: The Corporation's Board of Directors has designated 10 shares of Preferred Stock as Series A Non-Voting Convertible Preferred Stock, which shall have the following designations, rights and preferences:


     Section 1.  Designation  and  Amount.  The shares of such  series  shall be
                 ------------------------
designated as the "Series A Non-Voting Convertible Preferred Stock" (the "Convertible Preferred Stock") and the number of shares constituting such series shall be ten (10).


     Section 2.  Dividends  and  Distribution.  (a) The  holders of  Convertible
                 ----------------------------
Preferred Stock, in preference to the holders of common shares, par value $1.00 per share of the Company (the "Common Shares"), shall be entitled to receive, subject to Section 510 of the New York Business Corporation Law ("NYBCL"), when, as and if declared by the Board of Directors out of surplus of the Company legally available for the payment of dividends, a pro rata share of any dividends declared and paid with respect to Common Shares (determined as if the Convertible Preferred Stock had been fully converted into Common Shares as provided herein). The Board of Directors may fix a record date for the determination of holders of Convertible Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall coincide with the record date selected with respect to the dividends declared and to be paid to holders of Common Shares.

        (b) If any dividend payment on the Convertible Preferred Stock is not paid as required herein, the Company shall be prohibited from declaring, paying or setting apart for payment any dividends or making any other distributions on any Common Shares, and from redeeming, purchasing or otherwise acquiring (or making any payment to or available for a sinking fund for the redemption, purchase or other acquisition of any shares of such stock) (either directly or through any Subsidiary) any Common Shares, until all such dividends that are due are paid in full. Dividends paid on the Convertible Preferred Stock in an amount less than the total amount of such dividends payable and due on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

        (c) The holders of Convertible Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

     Section 3. Voting Rights. The holders of shares of Convertible Preferred
                -------------
Stock shall have no voting rights, and their consent shall not be required for the taking of any corporate action, except as is required by the NYBCL.

     Section 4.  Conversion.  Each share of  Convertible  Preferred  Stock shall
                 ----------
automatically and immediately be converted into a number of Common Shares equal to the Conversion Number on the earlier to occur of (i) the date the Company determines (with the concurrence of the Initial Holders of the Convertible Preferred Stock) that the approval required from the Federal Reserve Board with respect to the conversion of the Convertible Preferred Stock held by the Initial Holders into Common Shares has been obtained, (ii) the sale in accordance with the terms hereof to a Person that is not an Affiliate of the Initial Holders of the Convertible Preferred Stock and (iii) 90 days following the issuance of the Convertible Preferred Stock to the Initial Holders of the Convertible Preferred Stock .

     Section  5.  Adjustment  of  Conversion   Number.   (a)  Share   Dividends,
                  -----------------------------------         ------------------
Subdivisions,  Reclassifications,   Combinations.  If  the  Company  declares  a
------------------------------------------------
dividend or makes a distribution on the outstanding Common Shares in Common Shares, or subdivides or reclassifies the outstanding Common Shares into a greater number of Common Shares, or combines the outstanding Common Shares into a smaller number of Common Shares, then, in each such event,

            (i) the then applicable Conversion Number shall be adjusted so that the registered holder of each Convertible Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of Common Shares which such holder would have been entitled to receive immediately after the happening of any of the events described above had such Convertible Preferred Stock been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier; and

            (ii) an adjustment to the Conversion Number made pursuant to this clause (a) shall become effective (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of Common Shares entitled to receive such dividend or distribution or (B) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

        (b)  Issuances  upon  Merger,  Amalgamation,  Consolidation  or  Sale of
             -------------------------------------------------------------------
Company. If the Company shall be a party to any transaction (including a merger,
-------
amalgamation, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Common Shares and excluding any transaction to which Section 5(a) applies) in which the previously outstanding Common Shares shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Company is a party, exchanged for different securities of the Company or common shares or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each holder of Convertible Preferred Stock shall be entitled, upon conversion, to an amount per Convertible Preferred Stock equal to
(A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as applicable, into which or for which each Common Share is changed or exchanged multiplied by (B) the Conversion Number in effect immediately prior to the consummation of such transaction.

        (c) Adjustment to  Certificate.  Irrespective  of any adjustments in the
            --------------------------
Conversion Number or the kind of shares into which of the Convertible Preferred Stock will automatically convert pursuant hereto, certificates theretofore or thereafter issued may continue to express the same Conversion Number and kind of shares as are stated on the certificates initially issuable pursuant to the provisions hereof, but such Conversion Number and number and kind of shares shall be understood to be adjusted as provided herein.

        (d) Notices of  Adjustment.  (i) Upon any  adjustment of the  Conversion
            ----------------------
Number pursuant to Section 5, the Company shall promptly, but in any event within 10 days thereafter, cause to be given to each registered holder of a Convertible Preferred Stock, at its address appearing on the share register by registered mail, postage prepaid, a certificate signed by an executive officer setting forth the Conversion Number and/or the number of shares of other securities or assets issuable upon the conversion of each Convertible Preferred Stock as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 5. (ii) In the event the Company proposes to take (or receives notice of) any action which would require an adjustment of the Conversion Number pursuant to Section 5, then the Company shall cause to be given to each registered holder of Convertible
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

Preferred Stock at its address appearing on the share register, at least 10 days prior to the applicable record date or effective date for such action, a written notice in accordance with Section 5: (A) stating such record date or effective date, (B) describing such action in reasonable detail and (C) stating the date as of which it is expected that holders of record of Common Shares shall be entitled to receive any applicable dividends or distributions or to exchange their shares for securities or other property, if any, deliverable upon such action. The failure to give the notice required by this Section 5(d) or any defect therein shall not affect the legality or validity of any such action or the vote upon any such action.

     Section 6. Liquidation, Dissolution or Winding Up. (a) If the Company shall
                --------------------------------------
adopt a plan of liquidation or of dissolution, or commence a voluntary case under applicable bankruptcy, insolvency or similar laws, or consent to the entry of an order for relief of any involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due and on account of such event the Company shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Company, the holders of Convertible Preferred Stock shall be entitled to receive a pro rata share (determined as if the Convertible Preferred Stock had been fully converted into Common Shares as provided herein) of any distributions made to the holders of Common Shares ("Liquidating Distributions"); provided, however, that each holder of Convertible Preferred Stock shall not receive less than $10.00 per share of Convertible Preferred Stock owned of record by such holder together with an amount in cash equal to all dividends accrued and unpaid thereon to the date of such distribution or payment (the "Liquidation Preference").

        (b) Neither the consolidation, merger, amalgamation or other business combination of the Company with or into any other Person or Persons nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Company to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this
Section 6.

     Section 7. Rank. The  Convertible  Preferred Stock shall rank, with respect
                ----
to preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof, including, without limitation, with respect to the payment of dividends and redemption payments and the distribution of assets, prior to all Common Shares of the Company only to the extent provided herein and otherwise shall rank pari passu with the Common Shares. As provide in Section 6, with respect to any event that would require payment of the Liquidation Preference pursuant to
Section 6(a), the Convertible Preferred Stock shall rank prior to all Common Shares with respect to distributions up to an amount equal to such Liquidation Preference, and with respect to all other distributions, pari passu with all Common Shares of the Company.

     Section 8.  Transfer.  Except to the extent  required  by  applicable  law,
                 --------
Convertible Preferred Stock may not be transferred, other than (i) with the prior written consent of the Company, which consent shall not be unreasonably withheld or (ii) by any Initial Holder to one of its Affiliates. The Convertible Preferred Stock has not been registered under the Securities Act and may not be offered or sold in the United States or to any citizen or resident of the United States in the absence of a valid registration under the Securities Act except in reliance on an exemption from the registration requirements of the Securities Act.

     Section 9. Definitions. For the purposes of this Exhibit:
                -----------

        "Affiliate" of any specified  Person means any other Person  directly or
        -----------
indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

        "Board of Directors" means the Board of Directors of the Company.
        --------------------



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

        "Company" means Leucadia National Corporation.
        ---------

        "Conversion  Number" means  initially  134,772 and  thereafter  shall be
        --------------------
subject to adjustment from time to time pursuant to the terms of Section 5 hereof.

        "Initial  Holders" means each purchaser of Convertible  Preferred  Stock
        ------------------
pursuant to the Subscription Agreement, dated as of December 23, 2002, among such purchasers and the Company.

        "Person"   means  any  person  or  entity  of  any  nature   whatsoever,
        --------
specifically  including  an  individual,   a  firm,  a  company,  a  Company,  a
partnership, a trust or other entity.

        "Securities  Act" shall mean the United States  Securities  Act of 1933,
        -----------------
and the rules and regulations promulgated thereunder.

        "Subsidiary"  of any Person means any Company or other entity of which a
        ------------
majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     4. The foregoing amendment of the Corporation's Certificate of Incorporation was adopted by an affirmative vote of the Board of Directors of the Corporation at a special meeting of the Board on December 20, 2002.



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



     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed by a duly authorized officer as of the 23rd day of December, 2002.





                                               LEUCADIA NATIONAL CORPORATION





                                                By:    /s/ Joseph A. Orlando
                                                       -------------------------

                                                Name:  Joseph A. Orlando
                                                Title: Vice President and
                                                       Chief Financial Officer








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